Exhibit 10.2
ADDENDUM 1 TO LICENSE AND DISTRIBUTION AGREEMENT
     THIS ADDENDUM 1 TO LICENSE AND DISTRIBUTION AGREEMENT (the “Addendum”) is made and dated as of the Effective Date set forth below by and among BIOLASE Technology, Inc., a Delaware corporation (the “Company”) and Henry Schein, Inc., a Delaware corporation (the “Distributor”) with reference to the following facts:
     A. Distributor and Company entered into that certain License and Distribution Agreement (the “Agreement”) dated as of August 8, 2006; and
     B. Distributor and Company desire to add provisions to the Agreement to provide for the distribution by Distributor of the Company’s new ezlase diode laser system and associated accessories and consumables.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.	This Addendum shall become a part of the Agreement, and shall fully address all references to ezlase in the Agreement, including, but not limited to, Recital A and Sections 1.2 and 6.1 of the Agreement.

2.	This Addendum shall be effective April 1, 2007 (the “Effective Date”); however, purchases of ezlase from Company in March 2007 shall be considered made as part of this Addendum and shall apply toward Ezlase Minimums, as such term is defined below, for the period April 1, 2007 through March 31, 2008.

3.	Company’s ezlase diode laser system and associated accessories and consumables shall be added to the definition of Products, but not to the definition of “Systems” (collectively, “Ezlase Products”), in the Agreement.

4.	Distributor shall be the exclusive distributor of Ezlase Products in the Territory, subject to performance criteria set forth in this Addendum. Company shall not sell the Ezlase Products on a direct basis in the Territory, except as permitted by Section 5.20 of the Agreement, which section the Parties hereby agree apply to the ezlase diode laser system despite the fact that Ezlase Products are specifically excluded from the definition of Systems. For purposes of applying Section 5.20 of the Agreement to the ezlase diode laser system, the Maximum Direct Amount shall be $****.

5.	There shall be separate minimum purchase requirements for the ezlase laser system (“Ezlase Minimum(s)”). Purchases of the ezlase laser system by Distributor shall not be credited toward Minimum Purchase Requirements as such term is defined in the Agreement.

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a.	The Ezlase Minimum for the period April 1, 2007 through March 31, 2008 (“First Ezlase Year”) shall initially be **** units.

b.	Distributor and Company shall review actual unit sales of ezlase from Distributor to Customers for the quarter ending June 30, 2007. Parties shall negotiate in good faith as to the need for a modification to the aforementioned Ezlase Minimum for the First Ezlase Year, and such negotiation shall be substantially based ****.

Beginning on March 1, 2008 and continuing for each April 1 to March 31 year (an “Ezlase Year”) in which Distributor will have exclusive distribution rights for Ezlase Products, on March 1 Company and Distributor shall negotiate in good faith an Ezlase Minimum for the ensuing Ezlase Year.

In the event that, at the end of an Ezlase Year, Distributor has not purchased the Ezlase Minimum for the period, Company shall have the following options:
i.	Continue on an exclusive basis for ****; or

ii.	Upon **** written notice:
1.	Convert Distributor’s rights to distribute Ezlase Products to a non-exclusive basis but allow continued non-exclusive distribution for a minimum period of ****, after which period Company has the option to withdraw Distributor’s rights to distribute Ezlase Products; and

2.	Reduce to **** the Distributor Discount on the ezlase diode laser system and reduce to **** the Distributor Discount on any other Ezlase Products.
c.	On ****, the MSRP for the ezlase diode laser system shall be $****; the Distributor Discount shall be ****; and the Distributor Purchase Price shall be $****. The Parties agree that current median average selling prices for diode laser systems in North America range from $****-$****. Prices for other Ezlase Products will be provided by Company to Distributor.

d.	Notwithstanding anything herein or in the Agreement to the contrary, the sole recourse for failure to purchase the Ezlase Minimum in any period is the remedy set forth in Section 5(b) above.
6.	Section 4.1 of the Agreement shall apply to Ezlase Products, except that the Warranty Period for the ezlase laser system shall be a **** limited warranty from the date of shipment from Company’s facility, as set forth in the warranty statement accompanying the product.

7.	Section 6.1 of the Agreement is hereby supplemented as follows:

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a.	So long as Distributor has exclusive distribution rights for Ezlase Products, not only will it not distribute any dental laser systems specifically intended for use in soft-tissue dental procedures other than ****, but it further will not commence distribution of any dental laser system specifically intended for use in soft-tissue dental procedures which is provided by any supplier with which Distributor does not at the date of this Addendum have an existing distribution arrangement. For the avoidance of doubt, and solely serving as an example, a violation of this provision would include, but not be limited to, the distribution by Distributor of the **** or the **** manufactured by ****.

b.	In the event of a failure to comply with Section 6.1(a) above, Company may apply the provisions set forth in Section 5(b) above, or immediately withdraw Distributor’s rights to distribute Ezlase Products. In the event that Company elects to withdraw Distributor’s rights to distribute Ezlase Products, Distributor shall have the right to continue to sell its remaining inventory of Ezlase Products after the date Company withdraws Distributor’s rights to distribute Ezlase Products. Such sales of Ezlase Products by Distributor shall otherwise be subject to the terms and conditions set forth in the Agreement and this Addendum.
     IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the Effective Date.

COMPANY	DISTRIBUTOR

BIOLASE Technology, Inc.	Henry Schein, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

****Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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